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                                                                  EXHIBIT 21.1

SIGNIFICANT SUBSIDIARIES OF ANACOMP, INC.

                                                             Percentage of
                             State or Country              Voting Securities
Name                         of Incorporation                   Owned *
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
Anacomp, GmbH                Germany                             100%
Anacomp Limited              United Kingdom                      100%
Anacomp, S.A                 France                              100%
Cominformatik A.G            Switzerland                         100%

* Directly or indirectly